Exhibit 10.10 (i)



                       ADDITIONAL TERM
                    LOAN PROMISSORY NOTE

$5,000,000.00                                    July 31, 1989
                                     Charlotte, North Carolina


    FOR VALUE RECEIVED, AMERICAN WOODMARK CORPORATION, a
Virginia corporation (the "Borrower") hereby promises to pay to the order of

   NCNB NATIONAL BANK OF NORTH CAROLINA, a national banking association (the "Bank") at its offices in Charlotte, North
Carolina (or at such other place or places as the Bank may designate) the principal sum of

   FIVE MILLION DOLLARS ($5,000,000.00) under the terms and conditions of a certain Amended and Restated Loan Agreement, dated as of December 10, 1987, by and between the Borrower and the Bank as amended by that First Amendment to Loan Agreement dated as of July 31, 1989 (as amended from time to time, the "Loan Agreement"). The defined terms in the Loan Agreement are used herein with the same meaning. All of the terms, conditions and covenants of the Loan Agreement are expressly made a part of this promissory note (the "Additional Term Loan Note") by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Additional Term Loan Note is entitled to the benefits and remedies provided in the Loan Agreement and any other agreements by and between the Borrower and the Bank.

   The principal amount of this Additional Term Loan Note shall be payable in forty (40) consecutive quarterly installments, such installments being due on the first day of each January, April, July and October, beginning with the installment due October 1, 1989. Installments one (1) through thirty-nine (39), inclusive, shall each be in the amount of $125,000.00 and the fortieth (40th) and final installment shall be an amount equa1 to the then outstanding balance.

   This Additional Term Loan Note shall bear interest on the outstanding balance from time to time at the rates as provided in Article IVA of the Loan Agreement until such principal and interest have been paid in full. Installments of interest on the outstanding balance shall be due and payable in arrears on Interest Payment Dates as provided in the Loan Agreement.

    If payment of all sums due hereunder is accelerated under the terms of the Loan Agreement or under the terms of the other Loan Documents between the Bank and the Borrower, the

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then remaining principal amount and accrued but unpaid
interest shall bear interest at the rate provided for in
Section 5.01 of the Loan Agreement Until such principal and interest have been paid in full. Further, in the event of such acceleration, this Additional Term Loan Note, and all other indebtedness of the Borrower to the Bank, shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

   In the event any payment of interest or principal is delinquent more than fifteen (15) days, the Borrower will pay to the Bank a late charge of four percent (4%) of the amount of the overdue payment. This provision for late charges shall not be deemed to extend the time for payment or be a "grace period" or "cure period" that gives the Borrower a right to cure an Event of Default or event which, but for the giving of notice or lapse of time or both, would constitute such an Event of Default. Imposition of late charges is not contingent upon giving of any notice or lapse of any cure period provided for in the Loan Agreement.

    In the event this Additional Term Loan Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

    IN WITNESS WHEREOF, the Borrower has caused this Additional Term Loan Note to be executed under seal as of the day and year first above written.


                              AMERCICAN WOODMARK CORPORATION
ATTEST:

By:  /s/Glenn Eanes              By:  /s/Gene Morphis
     --------------                   ---------------
Title: Assistant Treasurer       Title: V. P. Finance
     (Corporate Seal)



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